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                                                                    Exhibit 4.35

                                SECOND AMENDMENT

     THIS SECOND AMENDMENT (this "AMENDMENT"), effective as of February 10, 2004 (the "EFFECTIVE DATE"), is to the Credit Agreement dated as of August 7, 2002 (the "CREDIT AGREEMENT") among Affiliated Managers Group, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "LENDERS"), Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and The Bank of New York, as syndication agent.

                               W I T N E S S E T H

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          I. DEFINED TERMS. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement.

          II. AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is amended by: (x) restating each of the following definitions in its entirety:

          "'FELINE PRIDES' means the equity security units (each an 'EQUITY UNIT') issued by the Borrower on December 21, 2001, consisting of (a) interest bearing notes due approximately five years from the date of issuance ('FELINE PRIDES SENIOR NOTES') and (b) purchase contracts under which the purchaser of such Equity Unit agrees to purchase common stock of the Borrower for an amount equal to the face amount of the Feline Prides Senior Notes held by such purchaser on a date approximately three years from the date of issuance ('FELINE PRIDES FORWARD CONTRACTS).

          'INDEBTEDNESS' means, as to any Person at any date and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument (including the Feline Prides Senior Notes and Feline Prides II Senior Notes), (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with GAAP, (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options,

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     futures and other hedging obligations (valued, at such date, in accordance with the Borrower's customary practices, as approved by its independent certified public accountants) and (h) all Guarantee Obligations of such Person in respect of any of the foregoing. For purposes of the foregoing definition, with regard to a Subsidiary, the term 'Indebtedness' shall include only that portion of its Indebtedness representing the percentage of its Indebtedness equal to the percentage of the Borrower's ownership interest in such Subsidiary. For the avoidance of doubt, the term 'Indebtedness' shall not include (i) Synthetic Lease Obligations, (ii) any Guarantee Obligations in respect of Synthetic Lease Obligations or (iii) any liabilities secured by any Lien in connection with Synthetic Lease Obligations.

          'TOTAL INDEBTEDNESS' means at any time, the aggregate principal amount (including capitalized interest) of all Indebtedness of the Borrower and its Subsidiaries (including pursuant to the Loans, the Zero-Coupon Bonds, purchase money obligations and amounts payable under noncompetition agreements); PROVIDED that Total Indebtedness shall not include (a) Subordinated Payment Notes, (b) Indebtedness of the Borrower owing to any Subsidiary permitted in SECTION 7.2(k), (c) Indebtedness of any Subsidiary owing to the Borrower or any other Loan Party, (d) (i) 80% of the principal amount of the Feline Prides Senior Notes until December 21, 2002, (ii) 85% of the principal amount of the Feline Prides Senior Notes from December 22, 2002 to December 21, 2003 and (iii) 90% of the principal amount of the Feline Prides Senior Notes from December 22, 2003 to November 30, 2004 or
     (e) 80% of the principal amount of the Feline Prides II Senior Notes until February 10, 2007. "; and

(y) adding the following definitions in appropriate alphabetical sequence:

          "'EQUITY UNIT II' is defined in the definition of Feline Prides II.

          'FELINE PRIDES FORWARD CONTRACTS' is defined in the definition of Feline Prides.

          'FELINE PRIDES SENIOR NOTES' is defined in the definition of Feline Prides.

          'FELINE PRIDES II SENIOR NOTES' is defined in the definition of Feline Prides II.

          'FELINE PRIDES II' means the equity security units (each an 'EQUITY UNIT II') proposed to be issued by the Borrower in February 2004, consisting of (a) interest bearing notes due up to six years from the date of issuance ('FELINE PRIDES II SENIOR NOTES') and (b) purchase contracts under which the purchaser of such Equity Unit II agrees to purchase common stock of the Borrower for an amount equal to the face amount of the Feline Prides II Senior Notes held by such purchaser on a date up to four years from the date of issuance.

          'PURCHASE CONTRACT AGENT' means the agent for the holders of Feline Prides under the Purchase Contract Agreement dated as of December 21, 2001, as amended.

          'SECOND AMENDMENT EFFECTIVE DATE' means February 10, 2004.

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          'SETTLEMENT DATE' means the date on which the Feline Prides Forward
     Contracts are exercised and the Borrower issues common stock in respect thereof.

          'TREASURY STRIPS' means a portfolio of zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to November 15, 2004, which is purchased by the Purchase Contract Agent pursuant to the terms of the Purchase Contract Agreement dated as of December 21, 2001, as amended, on behalf of the holders of Feline Prides."

          III.    AMENDMENT TO SECTION 4.15 OF THE CREDIT AGREEMENT.
Section 4.15 of the Credit Agreement is amended in its entirety to read as follows:

          "4.15   PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrower (i) to refinance loans outstanding under the Existing Facility, (ii) for working capital, capital expenditures and other general corporate purposes (including to make payments on the Zero-Coupon Bonds and any securities exchanged therefore, to make interest payments in respect of the Feline Prides Senior Notes and the Feline Prides II Senior Notes),
     (iii) to make Acquisitions and other investments (including acquisitions of additional Capital Stock in Subsidiaries and Affiliates of the Borrower),
     (iv) to repurchase Feline Prides Senior Notes and (v) to pay fees and expenses to be incurred in connection with the foregoing and in connection with the execution and delivery of the Loan Documents."

          IV.     AMENDMENT TO SECTION 6.2 OF THE CREDIT AGREEMENT.
Section 6.2(b) of the Credit Agreement is amended in its entirety to read as follows:

          "(b)    concurrently with the delivery of the financial statements referred to in SECTIONS 6.1(a) and (b) and, in the case of CLAUSE(i), on the Settlement Date, (i) a duly completed Compliance Certificate signed by a Responsible Officer (A) stating that, to the best of such Officer's knowledge, no Default exists, except as specified in such certificate; (B) containing a computation of each of the financial ratios and restrictions set forth in SECTION 7.1 (and in the case of the Compliance Certificate provided on the Settlement Date, pro forma calculations after giving effect to the repayment of Indebtedness and issuance of Capital Stock in connection with the Feline Prides Forward Contracts); and (C) describing in reasonable detail any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary and (ii) a listing for each Investment Firm of its aggregate assets under management as of the end of the period covered by such financial statements;".

          V. ADDITION OF SECTION 6.10 TO THE CREDIT AGREEMENT. The following Section 6.10 shall be added to the Credit Agreement:

          "6.10 SECURITY INTEREST IN TREASURY STRIPS AND RIGHTS TO PAYMENT. On or before the date on which the Company makes any tender offer for the Feline Prides Senior Notes, the Borrower shall have granted to the Administrative Agent a perfected, first-priority lien on (i) the Borrower's security interest in the Treasury Strips arising under the Pledge Agreement dated as of December 21, 2001, as amended and (ii) the Borrower's

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     rights to payments under the Feline Prides Forward Contracts (whether such payments are made in cash or with the holder's interest in the Treasury Strips), in each case pursuant to documentation (including an appropriate amendment to the Borrower Pledge Agreement and opinion of counsel with respect to the attachment and perfection of such security interests and enforceability of such documentation) in form and substance reasonably satisfactory to the Administrative Agent."

          VI. AMENDMENTS TO SECTION 7.1 OF THE CREDIT AGREEMENT. Section 7.1 of the Credit Agreement is amended by restating clauses (a) and (c) in their entirety to read as follows:

          "(a)    MAINTENANCE OF NET WORTH. Subject to the proviso set forth below, permit Consolidated Net Worth at any time during any period to be less than the sum of (i) $483,000,000, PLUS (ii) 100% of the net cash proceeds (including any cash proceeds of non-cash proceeds) of any net issuances by the Borrower of any Capital Stock and any equity contributions to it after the Closing Date (excluding the net cash proceeds of the sale of Capital Stock pursuant to the Feline Prides) PLUS (iii) 50% of the positive Consolidated Net Income, if any, for each completed fiscal quarter of the Borrower after June 30, 2002; PROVIDED that during the period from the Second Amendment Effective Date through the Settlement Date, the Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (i) $483,000,000, PLUS (ii) 100% of the net cash proceeds (including any cash proceeds of non-cash proceeds) of any net issuances by the Borrower of any Capital Stock and any equity contributions to it after the Closing Date, PLUS (iii) 50% of the positive Consolidated Net Income, if any, for each completed fiscal quarter of the Borrower after June 30, 2002, minus (iv) the aggregate amount of the Borrower's common stock repurchased utilizing proceeds from the issuance of Feline Prides II."

          "(c)    LEVERAGE RATIO. Permit the ratio of (i) the remainder of Total
     Indebtedness (excluding from Total Indebtedness solely for purposes of this CLAUSE (c) the aggregate amount of Revolving Loans used, directly or indirectly, to purchase Treasury Strips in connection with Feline Prides) MINUS a maximum of $50,000,000 (or, during the period from February 17, 2003 through May 7, 2004, the greater of (x) $50,000,000 or (y) $250,000,000 less the amount expended by the Borrower to pay, purchase or redeem Zero Coupon Bonds after February 17, 2003) of cash and Cash Equivalents of the Borrower and its Subsidiaries as of the end of any Computation Period to (ii) Adjusted Consolidated EBITDA for such Computation Period to exceed 3.25 to 1.00."

          VII.    AMENDMENT TO SECTION 7.2 OF THE CREDIT AGREEMENT.
Section 7.2(g) of the Credit Agreement is amended in its entirety to read as follows:

          "(g)    Indebtedness of the Borrower and its Subsidiaries existing on the date hereof, as described on SCHEDULE 7.2(g) (but excluding Zero-Coupon Bonds), the Feline Prides Senior Notes (provided that the Feline Prides Senior Notes may not be outstanding after August 17, 2004) and the Feline Prides II Senior Notes, and any Indebtedness exchanged for the Feline Prides Senior Notes (provided that no Indebtedness exchanged for the Feline Prides Senior Notes may be outstanding after August 17, 2004 unless such

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     Indebtedness is otherwise permitted hereunder) or the Feline Prides II
     Senior Notes, which Indebtedness is on economic terms, as a whole, at least as favorable to the Borrower as the Feline Prides Senior Notes and the Feline Prides II Senior Notes, as the case may be, and on other terms, as a whole, not more onerous to the Borrower than the Feline Prides Senior Notes and the Feline Prides II Senior Notes, as the case may be (IT BEING UNDERSTOOD AND AGREED that SECTION 7.8 shall not limit the ability of the Borrower to consummate such exchange);".

          VIII. AMENDMENT TO SECTION 8 OF THE CREDIT AGREEMENT. Section 8(j) of the Credit Agreement is amended in its entirety to read as follows: -

          "(j) A Change of Control shall have occurred or the Borrower fails to perform its obligations under Section 6.10;".

          IX. CONDITIONS PRECEDENT. The amendments contemplated by this Amendment are subject to the satisfaction of each of the following conditions precedent:

          A. DOCUMENTATION. The Administrative Agent shall have received (by facsimile or otherwise) counterparts of this Amendment, duly executed by the Borrower, the Required Lenders and the Administrative Agent.

          B. PAYMENT OF FEES. The Borrower shall have paid to the Administrative Agent, for the account of each Lender that executes and delivers to the Administrative Agent a counterpart of this Amendment on or prior to 5:00 p.m. (eastern time) on February 11, 2004, an amendment fee in an amount equal to 0.15% of such Lender's Commitment.

          C. CONFIRMATION. The Administrative Agent shall have received a Confirmation in the form of EXHIBIT A hereto signed by all of the Loan Parties.

          X. REPRESENTATION AND WARRANTIES. The Borrower hereby confirms that each of the representations and warranties set forth in Section 4 of the Credit Agreement is true and correct as of the date hereof (except to the extent
(a) that any such representation and warranty was made with reference to a specific date, in which case it was true and correct as of such date, and (b) of changes resulting from actions permitted by the Credit Agreement).

          XI.     GENERAL.

          A. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment and any other document prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of outside counsel to the Administrative Agent.

          B. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

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          C.      GOVERNING LAW. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          D. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

                                 AFFILIATED MANAGERS GROUP, INC.


                                 By: /s/ John Kingston, III
                                    --------------------------------------------
                                     Title: Senior Vice President and Secretary

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                                 BANK OF AMERICA, N.A., as Administrative
                                 Agent, as Swingline Lender and as a Lender


                                 By:/s/ Illegible
                                    --------------------------------------------
                                     Title: Vice President

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                                 THE BANK OF NEW YORK, as Syndication Agent
                                 and as a Lender


                                 By:  /s/ Diane H. Scott
                                     -------------------------------------------
                                       Title: Vice President

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                                 US BANK NATIONAL ASSOCIATION, as a Lender


                                 By:  /s/ Illegible
                                     -------------------------------------------
                                       Title: Vice President

                                       10
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                                 JPMORGAN CHASE BANK, as a Lender


                                 By: /s/ Marybeth Mullen
                                     -------------------------------------------
                                      Title: Vice President

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                                 CREDIT LYONNAIS NEW YORK BRANCH, as a
                                 Lender


                                 By: /s/ Sebastian Rocco
                                     -------------------------------------------
                                      Title: Senior Vice President

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                                 LASALLE BANK NATIONAL ASSOCIATION, as a
                                 Lender


                                 By:  /s/ Illegible
                                     -------------------------------------------
                                       Title: Assistant Vice President

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                                 THE PROVIDENT BANK, as a Lender


                                 By:  /s/ Illegible
                                     -------------------------------------------
                                       Title: Vice President

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                                 ING CAPITAL LLC, as a Lender


                                 By:  /s/ Kunduck Moon
                                     -------------------------------------------
                                       Title: Managing Director

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                                    EXHIBIT A

                                  CONFIRMATION

                          Dated as of February 10, 2004

To: Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions which are parties to the Credit Agreement referred to below

     Please refer to the Second Amendment dated as of the date hereof (the "SECOND AMENDMENT") amending the Credit Agreement dated as of August 7, 2002 (the "CREDIT AGREEMENT") among Affiliated Managers Group, Inc., various financial institutions (the "LENDERS") and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement.

     Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that such undersigned has received a copy of the Second Amendment and that, after giving effect to the Second Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                            [SIGNATURE PAGES FOLLOWS]

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                                 AFFILIATED MANAGERS GROUP, INC.

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     Name:  John Kingston, III
                                     Title: Senior Vice President


                                 E.C. RORER II, INC.
                                 EDWARD C. RORER & CO., INC.
                                 AMG NEW YORK HOLDINGS CORP.
                                 JMH MANAGEMENT CORPORATION
                                 FIRST QUADRANT CORP.
                                 THE BURRIDGE GROUP, INC.
                                 AMG/SOUTHWEST GP HOLDINGS, INC.
                                 AMG/TBC HOLDINGS, INC.
                                 AMG LLC HOLDINGS CORP.
                                 FCMC HOLDINGS, INC.
                                 TMF CORP.
                                 FA (WY) ACQUISITION COMPANY, INC.
                                 WELCH & FORBES, INC.
                                 AMG CAPITAL CORP.

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     Name:  John Kingston, III
                                     Title: Vice President

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                                 AMG PROPERTIES, LLC
                                 FA (DB) ACQUISITION COMPANY, LLC
                                 FIRST QUADRANT HOLDINGS, LLC
                                 PRIDES CROSSING HOLDINGS, LLC

                                 By: Affiliated Managers Group, Inc.,
                                     its Managing Member

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     John Kingston, III
                                     Senior Vice President


                                 E.C. RORER PARTNERSHIP

                                 By: Edward C. Rorer & Co., Inc.,
                                     its Managing Partner

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     John Kingston, III
                                     Vice President


                                 THE MANAGERS FUNDS LLC

                                 By: TMF Corp.,
                                     its Managing Member

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     John Kingston, III
                                     Vice President


                                 AMG/MIDWEST HOLDINGS, LLC

                                 By: AMG/Midwest Holdings, Inc.,
                                     its Managing Member

                                By: /s/ John Kingston, III
                                    -------------------------------------------
                                     John Kingston, III
                                     Vice President

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                                 SUITE 3000 HOLDINGS, INC.

                                 By: /s/ John Kingston, III
                                    -------------------------------------------
                                     John Kingston, III
                                     Vice President



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